UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 12, 2017, Registrant’s Board of Directors (the “Board”) appointed Alessandro Bogliolo as Chief Executive Officer, commencing as soon as possible, but in no event later than October 2, 2017, subject to Work Authorization having been obtained as described below (his commencement date, the “Effective Date”). Upon the Effective Date, he will also join the Board, and Registrant will take whatever actions necessary to effect such appointment. Mr. Bogliolo will succeed Michael J. Kowalski, who will be stepping down from his role as interim Chief Executive Officer as of the Effective Date.
Mr. Bogliolo, 52, has served as Chief Executive Officer of global apparel and accessories company Diesel SpA since October 1, 2013. Previously, he was Chief Operating Officer, North America, at Sephora USA Inc. from 2012 to 2013. Mr. Bogliolo also previously spent 16 years at Bulgari SpA from 1996 to 2012, serving in various management roles, including as Chief Operating Officer and Executive Vice President, Jewelry, Watches & Accessories.
In connection with his employment as Registrant’s Chief Executive Officer, Mr. Bogliolo will receive certain compensation pursuant to the offer letter provided to him by Registrant and Registrant’s wholly owned subsidiary, Tiffany and Company (“Tiffany”), dated July 12, 2017 (the “Offer Letter”). Such compensation will include, subject to all applicable tax withholding, (a) an annual base salary of $1,350,000, subject to future increases as determined by Registrant in its sole discretion; (b) eligibility for an annual incentive award under Registrant’s 2014 Employee Incentive Plan, as it may be amended from time to time (“Incentive Plan”), subject to the terms and conditions of the Incentive Plan and a cash incentive award agreement entered into thereunder (the terms of which require continued employment through the end of the applicable fiscal year) (for fiscal year 2017, Mr. Bogliolo will be eligible for a cash incentive award prorated for his actual service during such year; Mr. Bogliolo’s target annual cash incentive award will be 150% of his annual base salary and his maximum annual cash incentive award will be 300% of his annual base salary); (c) one-time sign-on equity grants (the “Sign-On Equity Awards”) consisting of (1) options (“Options”) to purchase common stock of Registrant (“Common Stock”), with the Common Stock underlying such Options having a total grant date value of $1,400,000 and (2) restricted stock units with respect to Common Stock with an aggregate value on the grant date of $1,400,000, each of which grants will (x) vest in equal annual installments on the first three anniversaries of the Effective Date and (y) be subject to substantially similar terms and conditions as the equity awards granted to other executive officers of Registrant as described in Registrant’s most recent Proxy Statement; (d) a one-time sign-on cash bonus (“Sign-On Bonus”) equal to $2,800,000, payable in a lump sum within 20 days of January 1, 2018, subject to Mr. Bogliolo’s continued employment through the payment date, and subject to partial repayment upon certain terminations of Mr. Bogliolo’s employment prior to the second anniversary of the Effective Date; (e) eligibility for long-term equity incentive awards, the target value of which for fiscal year 2018 will be 500% of Mr. Bogliolo’s annual base salary, half of which award would, based on Registrant’s current practice, consist of Options that vest in equal installments on the first four anniversaries of the grant date, and the other half of which award would be eligible to vest, if at all, following a three-year performance period contingent on achievement of performance metrics established by the Compensation Committee of the Board (the “Compensation Committee”), which long-term equity incentive awards will be subject to substantially similar terms and conditions as the equity awards granted to other executive officers of Registrant; (f) in the event Mr. Bogliolo’s employment is terminated in connection with a change in control of Registrant, substantially similar severance benefits to those provided to other executive officers of Registrant as described in Registrant’s most recent Proxy Statement, which such severance benefits shall be in lieu of anything Mr. Bogliolo would be entitled to receive under clause (g) below; (g) in the event Mr. Bogliolo’s employment is terminated without Cause (as defined in the Offer Letter) or by Mr. Bogliolo for Good Reason (as defined in the Offer Letter) prior to the third anniversary of the Effective Date, subject to Mr. Bogliolo’s execution and non-revocation of a release of claims in favor of Registrant and agreement to and compliance with certain covenants, severance payments and benefits consisting of (1) a lump sum payment equal to 24 months of Mr. Bogliolo’s then current annual base salary, paid within 60 days of the termination date, (2) payment of a prorated portion of the annual incentive award for the fiscal year in which the termination occurs (such award to be calculated based on actual performance as determined by the Compensation Committee), paid at the time such awards are paid to other executive officers of Registrant, (3) payment of (x) the Sign-On Bonus to the extent not already paid as of the date of termination, (y) $1,866,667 (i.e., two-thirds of the intended grant date value of the Sign-On Equity Awards) to the extent the Sign-On Equity Awards have not been granted as of the date of termination, and (z) $500,000 in respect of his relocation-related expenses (as described below) if such relocation has occurred by the termination date but such amount had not already been paid; (4) payment of any earned but unpaid annual incentive award under the Incentive Plan from the prior fiscal year, payable at the same time such awards are paid to other executive officers of Registrant, (5) reimbursement for the cost of continued health care coverage pursuant to COBRA for Mr. Bogliolo and his dependents for up to 18 months, and (6) amendment of any outstanding equity awards as necessary to provide for (A) continued vesting of Options and restricted stock units that would have vested during the 24-month period following the date Mr. Bogliolo’s employment is terminated, with the Options remaining exercisable for 12 months following the applicable vesting date, and (B) continued vesting of performance-based restricted stock units based on actual performance and prorated for the portion of the applicable performance period that Mr. Bogliolo is employed; (h) conditioned on Mr. Bogliolo’s relocation to New York prior to or shortly following the Effective Date, a one-time lump sum payment of $500,000 to account for the cost of Mr. Bogliolo’s relocation expenses, a portion of which Registrant may recoup if Mr. Bogliolo’s employment is terminated under certain circumstances prior to the second anniversary of the Effective Date; (i) reimbursement for income tax preparation assistance for the first two calendar years of employment, not to exceed $30,000 in the aggregate; (j) payment of reasonable legal fees up to $35,000 in connection with legal review of the Offer Letter and the exhibits attached thereto; (k) eligibility for Tiffany’s general employee benefit plans, deferred compensation plan and the life insurance benefits Registrant provides to its other executive officers, in each case subject to the terms and conditions of such plans from time to time; and (l) five weeks of vacation per fiscal year. In addition, Registrant will make the appropriate applications to obtain Work Authorization (as defined in the Offer Letter); in the event Work Authorization is not obtained by November 15, 2017 (or a later date agreed by Registrant and Mr. Bogliolo) (the “Offer Termination Date”), and the Effective Date therefore has not occurred by such date, then the offer of employment under the Offer Letter will be deemed withdrawn, and Registrant will pay Mr. Bogliolo no later than 30 days after the Offer Termination Date an amount equal to the sum of (i) 12 months of the annual base salary set forth in the Offer Letter and (ii) the Sign-On Bonus, and Registrant and Tiffany shall have no other obligations to Mr. Bogliolo in connection with the Offer Letter.
The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by the Offer Letter, a copy of which is filed as Exhibit 10.39 to this Form 8-K and is incorporated herein by reference in its entirety.
There are no family relationships between Mr. Bogliolo and any director or executive officer of the Company, and Mr. Bogliolo has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Bogliolo’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	News Release dated July 13, 2017.
10.39	Offer Letter, by and between Registrant, Tiffany and Alessandro Bogliolo, dated July 12, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 13, 2017	TIFFANY & CO.

By:	/s/ Leigh M. Harlan
Name:	Leigh M. Harlan
Title:	Senior Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated July 13, 2017
10.39	Offer Letter, by and between Registrant, Tiffany and Alessandro Bogliolo, dated July 12, 2017.